UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

0-20710
(Commission file number)

Delaware (State or other jurisdiction of incorporation)	68-0137069 (I.R.S. Employer Identification Number)

4460 Hacienda Drive, Pleasanton, CA (Address of principal executive offices)	94588-8618 (Zip Code)

Registrant’s telephone number, including area code: (925) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

This Current Report discloses an update to the temporary suspension of trading under a PeopleSoft, Inc. (the “Company”) employee benefit plan. On October 21, 2004, Oracle Corporation (“Oracle”) announced extension of its tender offer for shares of PeopleSoft, Inc. (“Oracle tender offer”) to midnight Eastern time on November 5, 2004. On October 22, 2004, the Company sent a notice to its directors and executive officers informing them that a blackout period will be in effect beginning at 4:00 p.m. (Eastern time) on November 2, 2004 until further notice from the Company, restricting them from purchasing, acquiring, selling or otherwise transferring certain equity securities of the Company. This notice updated and superseded a prior notice to the Company’s directors and executive officers given on October 8, 2004, relating to a blackout period beginning October 19, 2004 arising from Oracle’s previous tender offer expiration date of October 22, 2004.

The effective dates of the blackout period are revised each time Oracle changes the expiration date of the Oracle tender offer. The blackout results from a benefit plan administrator’s procedure for processing tenders of shares in an employee benefit plan in connection with the Oracle tender offer. Although the Company’s notice of October 22, 2004 may not have been required because the blackout period will not last for more than three business days unless the Oracle tender offer is extended under certain circumstances, it was provided as a cautionary matter to ensure compliance with Section 306(a) of the Sarbanes-Oxley Act of 2002.

A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 99.1	Notice to Directors and Executive Officers of PeopleSoft, Inc. dated October 22, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2004

PEOPLESOFT, INC.
By:	/s/ Kevin T. Parker
Kevin T. Parker
Co-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Notice to Directors and Executive Officers of PeopleSoft, Inc. dated October 22, 2004